UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

MINIM, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37649	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

848 Elm Street, Manchester, NH	03101
(Address of Principal Executive Offices)	(Zip Code)

(833) 966-4646
(Registrant’s Telephone Number, Including Area Code)

ZOOM TELEPHONICS, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2021, Minim, Inc., formerly known as Zoom Telephonics, Inc. (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The form of the Certificate of Amendment relating to the increase of authorized shares of capital stock was approved by the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 2, 2021, and by the Company’s Board of Directors.

In addition, on June 3, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to change its legal corporate name from “ZOOM TELEPHONICS, INC.” to “MINIM, INC.”, effective as of June 3, 2021.

Effective June 3, 2021, the Company also revised its Amended and Restated Bylaws (the “Bylaws”) to reflect its new corporate name.

This summary is qualified in its entirety by reference to the Certificates of Amendment and the Bylaws, copies of which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2021, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i)
the election of eight directors to serve for the ensuing year until their successors are duly elected and qualified;

(ii)
the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iii)
an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock; and

(iv)
a non-binding advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay” vote).

The voting results are reported below:

Proposal 1 - Election of Directors

David Aronoff, Dan Artusi, Graham Chynoweth, Philip Frank, Elizabeth Hitchcock, Jeremy Hitchcock, Joshua Horowitz and Sandra Howe were elected as directors for the ensuing year until their successors are duly elected. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld
David Aronoff	17,806,170	84,718
Dan Artusi	17,655,260	235,628
Graham Chynoweth	17,572,112	318,776
Philip Frank	17,794,743	96,145
Elizabeth Hitchcock	17,523,691	367,197
Jeremy Hitchcock	17,572,112	318,776
Joshua Horowitz	17,884,587	6,301
Sandra Howe	17,877,931	12,957

Proposal 2 - Ratification of the Appointment of RSM US LLP

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified. Broker non-votes had no effect on the outcome of voting on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
20,866,288	51	2,231

Proposal 3 – Amendment to the Company’s Amended and Restated Certificate of Incorporation

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock was approved by the holders of a majority of the outstanding shares of the Company’s Common Stock. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,544,504	1,166,769	169,615	2,977,682

Proposal 4 – Say on Pay

The non-binding advisory vote the compensation of the Company’s named executive officers was approved. Broker non-votes had no effect on the outcome of voting on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
17,241,129	599,862	49,897

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Minim, Inc., dated as of June 2, 2021.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Minim, Inc., dated as of June 3, 2021.
3.3	Amended and Restated Bylaws of Minim, Inc., dated as of June 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021	MINIM, INC.

	By:	/s/ Sean Doherty
	Name:	Sean Doherty
	Title:	Chief Financial Officer